                                                                    EXHIBIT 99.1

FOR RELEASE: August 4, 2004

                                                          CONTACT: Cheryl Hansen
                                                    Director, Investor Relations
                                                                  (610) 645-1084
                                                        clhansen@aquaamerica.com
                                                        ------------------------

                                                                    Donna Alston
                                                         Manager, Communications
                                                                  (610) 645-1095
                                                        dpalston@aquaamerica.com
                                                        ------------------------


            AQUA AMERICA REPORTS CONTINUED GROWTH AND INCREASED NET
                         INCOME FOR SECOND QUARTER 2004

             COMPANY SUCCESSFULLY CLOSES TWO STRATEGIC ACQUISITIONS

          BOARD OF DIRECTORS INCREASES DECEMBER 1 DIVIDEND BY 8 PERCENT

BRYN MAWR, PA, AUGUST 4, 2004 - Aqua America, Inc. (NYSE: WTR) reported a 17.3 percent increase in net income for the quarter ended June 30, 2004 to $17.9 million from $15.2 million in the second quarter of 2003. Corresponding earnings per diluted share were $0.19 for the quarter, compared to $0.18 per diluted share in the same period in 2003. For the six months ending June 30, 2004, earnings per diluted share increased 9.1 percent over the same period in 2003, from $0.33 to $0.36 on 8.6 percent additional shares outstanding.

At its meeting on August 3, 2004, the Board of Directors voted to increase the quarterly common stock cash dividend to shareholders by 8.3 percent to $0.13 per share (an annualized rate of $0.52 per share). This increase will be effected with the December 1, 2004 cash dividend payment and is available to shareholders of record as of November 15, 2004. DeBenedictis said, "Continuing to reward our shareholders with increased dividend payouts is extremely important to the Aqua America Board. We are pleased to be able to offer this enhanced dividend and allow our shareholders to benefit from Aqua America's financial success as we continue to focus on increasing shareholder value. This increase represents the company's fourteenth in 13 years, allowing our long-term shareholders to augment their income by holding our stock".

The Board also declared a $0.12 per share quarterly common stock cash dividend to be paid on September 1, 2004 to shareholders of record on August 16, 2004. This dividend is 7.1 percent higher than the corresponding dividend paid one year prior on September 1, 2003 as a result of the increase in the company's cash dividend on December 1, 2003.

This quarter marked the closing of two strategic acquisitions for Aqua America-Heater Utilities, Inc. and 63 systems formerly owned by Florida Water Services. Both operations are located in fast-growing southern states.

On June 1, the company closed its acquisition of Heater Utilities in North Carolina, adding more than 50,000 new water and wastewater customers and allowing Aqua America to become the largest investor-owned water utility in the state. DeBenedictis said, "The North Carolina Commission has been very supportive of our growth and we intend to continue to focus new investment in the Tarheel state."

On June 30, the company completed its acquisition of 63 water and wastewater systems from Florida Water Services Corporation in Florida, gaining more than 13,000 new customers in this fast-growing state. As permitted under Florida law, regulatory approval is being sought following the acquisition's close. The Commission's review process might result in an adjustment of the final purchase price based upon its determination of plant investment for the system, as provided for in the sales agreement with Florida Water.

Operating revenues grew 27.8 percent to $106.5 million from $83.4 million for the same quarter in 2003 as a direct result of acquisitions, customer growth and increased rates. The primary driver of the company's revenue growth was the 36 percent increase in customer base over the prior year as a result of the company's acquisition of the AquaSource utility operations (July 30, 2003), and Heater Utilities, Inc. (June 1, 2004). Also contributing to the company's customer growth at the end of the quarter was the acquisition of Florida Water Services, which closed on June 30, 2004. Chairman and President Nicholas DeBenedictis said, "We are pleased that we were able to grow our top-line and bottom-line in spite of wet weather in many of our service territories and having to account for the timing of the completion various rate cases. The majority of our major rate cases will be implemented during the third quarter of the year."

The company's operating expense to revenue ratio (efficiency ratio) for the trailing 12 months ending June 30, 2004 was 40.3 percent. DeBenedictis said, "We were able to capitalize on the synergies from the AquaSource acquisition while also implementing our construction and operational excellence programs to upgrade these new properties. The recent Heater and Florida Water acquisitions will present further opportunities to gain economies of scale in our growing southern states where we have begun filing needed rate requests to allow the newly-acquired properties to earn their fair returns." Consistent with Aqua America's long-term growth-through-acquisition strategy, the company has completed 13 additional "tuck-in" acquisitions since January 2004 in the various states in which we operate. DeBenedictis said, "Growth-through-acquisition continues to be a key facet in our strategy. Tuck-in acquisitions help us further define our service territories, generating economies of scale and enhancing our future growth prospects. The new properties provide opportunities for additional investment, which in turn drive our regulatory returns."

The company's conference call with analysts is today at 11:00 a.m. Eastern Daylight Time. The call will be webcast so that interested parties may listen over the Internet by logging on to www.aquaamerica.com. The conference call will be archived in the investor relations section of the company's Web site for 90 days following the call. Additionally, the call will be recorded and made available for replay for 10 business days after the call, beginning at 12:00 p.m. Wednesday, August 4, 2004 through Wednesday, August 18, 2004. The dial-in telephone number for the audio replay is (877) 519 - 4471 (PIN#: 4986611).

Aqua America, Inc. is the largest U.S.-based publicly-traded water utility serving more than 2.5 million residents in Pennsylvania, Ohio, Illinois, Texas, New Jersey, Indiana, Virginia, Florida, North Carolina, Maine, Missouri, New York, and South Carolina. Aqua America is listed on both the New York and Philadelphia Stock Exchanges under the ticker symbol WTR. The company has been committed to the preservation and improvement of the environment throughout its history, which spans more than 100 years.

The following table shows selected operating data for the quarters and six months ended June 30, 2004 and 2003 (in thousands, except per share data) for Aqua America, Inc. All share and per share data for 2003 results have been restated to reflect the December 1, 2003 five-for-four stock split.

                                                                                  (Unaudited)


                                                                    Quarter Ended           Six Months Ended
                                                                       June 30,                 June 30,
                                                                  2004        2003         2004         2003
                                                                  ----        ----         ----         ----
Operating revenues                                              $106,524     $83,379     $206,292     $163,868
                                                                ====================     =====================
Net income available to common stock                              17,871     $15,235     $ 33,446     $ 28,559
                                                                ====================     =====================
Basic net income per share                                      $   0.19     $  0.18     $   0.36     $   0.33
                                                                ====================     =====================
Diluted net income per share                                    $   0.19     $  0.18     $   0.36     $   0.33
                                                                ====================     =====================
Average common shares outstanding:
 Basic                                                            92,899      86,054       92,793       85,494
                                                                ====================     =====================
 Diluted                                                          93,848      87,018       93,828       86,404
                                                                ====================     =====================

This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, the impact of the Heater and Florida Water Services acquisitions and tuck-in acquisitions, growth prospects, opportunities to invest and effect on operating efficiency from the company's growth strategy, the benefits of geographic diversity, the expected impact of rate cases. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives, and other factors discussed in our filings with the Securities and Exchange Commission.



                                      ###

                                       Aqua America, Inc. and Subsidiaries
                           Consolidated Statements of Income and Comprehensive Income
                                    (In thousands, except per share amounts)
                                                   (Unaudited)

                                                                Quarter Ended              Six Months Ended
                                                                  June 30,                     June 30,
                                                             2004          2003           2004           2003
                                                             ----          ----           ----           ----
Operating revenues                                         $106,524       $83,379       $206,292       $163,868

Cost & expenses:
    Operations and maintenance                               44,483        31,029         86,314         61,693
    Depreciation                                             13,506        11,464         27,180         22,811
    Amortization                                              1,249           650          1,919          1,362
    Taxes other than income taxes                             6,813         4,946         13,962         10,266
                                                           --------       -------       --------       --------
Total                                                        66,051        48,089        129,375         96,132
                                                           --------       -------       --------       --------

Operating income                                             40,473        35,290         76,917         67,736

Other expense (income):
    Interest expense, net                                    11,436        10,651         23,238         21,263
    Allowance for funds used during construction               (724)         (500)        (1,333)          (876)
    Gain on sale of other assets                                (26)         (165)          (476)          (220)
                                                           --------       -------       --------       --------
Income before income taxes                                   29,787        25,304         55,488         47,569
Provision for income taxes                                   11,916        10,067         22,042         19,005
                                                           --------       -------       --------       --------
Net income                                                   17,871        15,237         33,446         28,564
Dividends on preferred stock                                   -                2           -                 5
                                                           --------       -------       --------       --------
Net income available to common stock                       $ 17,871       $15,235       $ 33,446       $ 28,559
                                                           ========       =======       ========       ========

Net income                                                 $ 17,871       $15,237       $ 33,446       $ 28,564
Other comprehensive income (loss), net of tax:
    Unrealized gain on securities                              -              102             59            149
    Reclassification adjustment for gains
        reported in net income                                 -              (11)          (230)           (11)
                                                           --------       -------       --------       --------
Comprehensive income                                       $ 17,871       $15,328       $ 33,275       $ 28,702
                                                           ========       =======       ========       ========

Net income per common share:
   Basic                                                   $   0.19       $  0.18       $   0.36       $   0.33
   Diluted                                                 $   0.19       $  0.18       $   0.36       $   0.33

Average common shares outstanding:
   Basic                                                     92,899        86,054         92,793         85,494
                                                           ========       =======       ========       ========
   Diluted                                                   93,848        87,018         93,828         86,404
                                                           ========       =======       ========       ========

                              Aqua America, Inc. and Subsidiaries
                             Condensed Consolidated Balance Sheets
                                   (In thousands of dollars)
                                          (Unaudited)

                                                                 June 30,         December 31,
                                                                   2004               2003
                                                                   ----               -----
Net property, plant and equipment                               $2,000,072         $1,824,291
Current assets                                                      92,749             83,969
Regulatory assets and other assets                                 174,009            161,476
                                                                ----------         ----------
                                                                $2,266,830         $2,069,736
                                                                ==========         ==========


Stockholders' equity                                            $  676,876         $  659,030
Long-term debt, excluding current portion                          770,505            696,666
Current portion of long-term debt and loans payable                192,792            135,845
Other current liabilities                                           79,702             96,156
Deferred credits and other liabilities                             546,955            482,039
                                                                ----------         ----------
                                                                $2,266,830         $2,069,736
                                                                ==========         ==========